Exhibit 99.1

Media Contacts:	Felicia Bisaro	Investor Contacts:	Jennifer Halchak
	(646) 703-1807		(201) 275-2711
	Kate Vossen		Renee McKnight
	(732) 675-8448		(551) 204-6129

Organon Reports Results for the Third Quarter Ended September 30, 2025

•	Third quarter 2025 revenue of $1.602 billion, up 1% as-reported and down 1% excluding the impact of foreign currency

•	Third quarter 2025 diluted earnings per share of $0.61 and non-GAAP Adjusted diluted earnings per share of $1.01

•	Third quarter 2025 net income of $160 million and Adjusted EBITDA (non-GAAP) of $518 million, representing an Adjusted EBITDA margin of 32.3%

•	Revenue guidance range for full year 2025 lowered to $6.200 billion to $6.250 billion; Adjusted EBITDA margin guidance lowered to ~31.0%

Jersey City, N.J., November 10, 2025 – Organon (NYSE: OGN) today announced its results for the third quarter ended September 30, 2025.

“I am humbled to be working alongside our talented team during this pivotal time for Organon,” said Joe Morrissey, Organon’s Interim Chief Executive Officer. “We are harnessing the company's many strengths, including a diverse portfolio that we expect will generate more than $900 million in free cash flow before one-time costs this year. We also remain committed to exercising cost discipline and reducing our debt burden proactively, where possible. These actions will create additional balance sheet capacity, positioning us to pursue future growth opportunities in women’s health and further our mission to deliver impactful medicines and solutions for a healthier every day.”

Third Quarter 2025 Revenue

in $ millions	Q3 2025	Q3 2024	VPY	VPY ex-FX
Women’s Health	$429	$440	(3)%	(4)%
General Medicines
Biosimilars	196	165	19%	19%
Established Brands	956	951	1%	(3)%
Other (1)	21	26	(15)%	(18)%
Revenue	$1,602	$1,582	1%	(1)%

Totals may not foot due to rounding and percentages are computed using unrounded amounts.

(1) Other includes manufacturing sales to third parties.

For the third quarter of 2025, total revenue was $1.602 billion, up 1% on an as-reported basis and down 1% excluding the impact of foreign currency (ex-FX), compared with the third quarter of 2024.

Women’s Health revenue declined 3% as-reported and declined 4% ex-FX in the third quarter of 2025, compared with the third quarter of 2024. Sales of Nexplanon® (etonogestrel implant) decreased 9% ex-FX in the quarter compared with the prior year period primarily due to lower demand in the United States primarily driven by decreased funding of government programs, partially offset by increased demand in Brazil and the timing of tenders, primarily in Mexico. Third quarter Nexplanon performance was partially offset with 5% ex-FX growth in NuvaRing® (etonogestrel / ethinyl estradiol vaginal ring), 4% ex-FX growth in MarvelonTM (desogestrel and ethinyl estradiol pill) and MercilonTM (desogestrel and ethinyl estradiol pill), as well as a 29% ex-FX increase in Jada® system.

*Estimated net impact from pull-forward Nexplanon revenue associated with the company’s sales practices for wholesalers in the U.S. as referenced in the company’s Current Report on Form 8-K, filed with the SEC on October 27, 2025, was approximately $2 million during the third quarter ended September 30, 2025. The company has ceased these sales practices for wholesalers.

Biosimilars revenue increased 19% on both an as-reported basis and ex-FX in the third quarter of 2025, compared with the third quarter of 2024, primarily due to strong performance of Hadlima® (adalimumab-bwwd) and the favorable timing of an international tender for Ontruzant® (trastuzumab-dttb). To a lesser extent, during the third quarter the Biosimilars portfolio also benefitted from contribution from new assets; Bildyos® (denosumab-nxxp) and Bilprevda® (denosumab-nxxp), which was approved by the FDA in September 2025, and Tofidence® (tocilizumab-bavi), which the company acquired in the second quarter of 2025.

Established Brands revenue increased 1% as-reported and declined 3% ex-FX in the third quarter of 2025. Revenue contribution of Emgality®(1) (galcanezumab-gnlm) and Vtama®(2) (tapinarof) partially offset the impact of the loss of exclusivity (“LOE”) of Atozet™ (ezetimibe and atorvastatin) in key markets in Europe as well as declines in the respiratory portfolio. Performance in the respiratory portfolio was primarily driven by an approximate 40% ex-FX decline in Singulair®

(montelukast sodium), due to lower demand outside of the United States and the negative impact from price reductions in Japan and China as well as performance of Dulera® (formoterol and fumarate dihydrate), which declined 30% ex-FX primarily due to the loss of a customer contract in the first part of the year, combined with increased discount rate pressure in the United States, as well as supply constraints.

(1) Organon acquired certain European licensing and distribution rights to Emgality and Rayvow from Eli Lilly and Company (“Eli Lilly”) beginning in early 2024. Emgality and Rayvow are registered trademarks of Eli Lilly in the European Union and other countries (used under license).

(2) Vtama was acquired as part of Organon's acquisition of Dermavant Sciences Ltd. (“Dermavant”), which closed on October 28, 2024.

Third Quarter 2025 Profitability

in $ millions, except per share amounts	Q3 2025	Q3 2024	VPY
Revenues	$1,602	$1,582	1%
Cost of sales	745	659	13%
Gross profit	857	923	(7)%
Non-GAAP Adjusted gross profit (1)	966	976	(1)%
Net income	160	359	(55)%
Non-GAAP Adjusted net income (1)	263	226	16%
Diluted Earnings per Share (EPS)	0.61	1.38	(56)%
Non-GAAP Adjusted diluted EPS (1)	1.01	0.87	16%
Acquired in-process research & development (IPR&D) and milestones	—	51	—%
Adjusted EBITDA (Non-GAAP) (1, 2)	518	459	13%

	Q3 2025	Q3 2024
Gross margin	53.5%	58.3%
Non-GAAP Adjusted gross margin (1)	60.3%	61.7%
Adjusted EBITDA margin (Non-GAAP) (1, 2)	32.3%	29.0%

(1)	See Tables 4 and 5 for reconciliations of GAAP to non-GAAP financial measures.

(2)	Adjusted EBITDA and Adjusted EBITDA margin for Q3 2024 includes $51 million, related to acquired IPR&D and milestones.

Reported gross margin in the third quarter of 2025 was 53.5% compared with 58.3% in the prior year period. One-time costs associated with optimizing the company’s manufacturing and supply network was the most significant driver in the year-over-year decline in reported gross margin. Non-GAAP Adjusted gross margin was 60.3% in the third quarter of 2025, compared to 61.7% in the third quarter of 2024. Unfavorable foreign exchange in inventory turns, pricing pressure and product mix were drivers in the decline of both reported gross margin and non-GAAP Adjusted gross margin.

Net income for the third quarter of 2025 was $160 million, or $0.61 per diluted share, compared with $359 million, or $1.38 per diluted share, in the third quarter of 2024. For the third quarter of 2025, non-GAAP Adjusted net income was $263 million, or $1.01 per diluted share, compared with $226 million, or $0.87 per diluted share, in 2024.

Non-GAAP Adjusted EBITDA margin was 32.3% in the third quarter of 2025 compared with 29.0% in the third quarter of 2024. The year-over-year improvement in Adjusted EBITDA margin was primarily driven by a 14% reduction in non-GAAP operating expenses.

Capital Allocation

Today, Organon’s Board of Directors declared a quarterly dividend of $0.02 for each issued and outstanding share of the company's common stock. The dividend is payable on December 11, 2025, to stockholders of record at the close of business on November 20, 2025.

As of September 30, 2025, cash and cash equivalents were $672 million, and debt was $8.83 billion.

Full Year Guidance

Organon does not provide GAAP financial measures on a forward-looking basis because the company cannot predict with reasonable certainty and without unreasonable effort, the ultimate outcome of legal proceedings, unusual gains and losses, the occurrence of matters creating GAAP tax impacts, and acquisition-related expenses. These items are uncertain, depend on various factors, and could be material to Organon’s results computed in accordance with GAAP.

Full year 2025 financial guidance is presented below on a non-GAAP basis, except revenue.

	Previous Guidance as of August 5, 2025	Current Guidance
Revenue	$6.275B - $6.375B	$6.200B - $6.250B
Nominal revenue growth	(2.0%) - (0.4%)	(3.2%) - (2.4%)
FX translation impact	~$50M headwind	~ $35M - $45M tailwind
Ex-FX revenue growth	(1.2%) - 0.3%	(3.7%) - (3.1%)
Adjusted gross margin	60.0%-61.0%	Unchanged
SG&A	Mid 20% range	Unchanged
R&D	Upper single-digit	Unchanged
IPR&D*	$6 million	Unchanged
Adjusted EBITDA margin (Non-GAAP)	31.0%-32.0%	~31.0%
Interest	~$510M	Unchanged
Depreciation	~$135M	Unchanged
Effective non-GAAP tax rate	22.5%-24.5%	Unchanged
Fully diluted weighted average shares outstanding	~263M	Unchanged

*The company does not provide guidance for forward-looking IPR&D and milestone expense. The $6 million of forecasted IPR&D expense reflects IPR&D expense recorded through September 30, 2025.

Webcast Information

Organon will host a conference call at 8:30 a.m. Eastern Time today to discuss its third quarter financial results. To listen to the event and view the presentation slides via webcast, join from the Organon Investor Relations website at https://www.organon.com/investor-relations/events-and-presentations/. A replay of the webcast will be available approximately two hours after the conclusion of the live event on the company’s website. Institutional investors and analysts interested in participating in the call may join by dialing (888) 596-4144 (U.S. and Canada Toll-Free) or (646) 968-2525 and using the access code Conference ID: 1036555#.

About Organon

Organon (NYSE: OGN) is a global healthcare company with a mission to deliver impactful medicines and solutions for a healthier every day. With a portfolio of over 70 products across Women’s Health and General Medicines, which includes biosimilars, Organon focuses on addressing health needs that uniquely, disproportionately or differently affect women, while expanding access to essential treatments in over 140 markets.

Headquartered in Jersey City, New Jersey, Organon is committed to advancing access, affordability, and innovation in healthcare. Learn more at  http://www.organon.com and follow us on LinkedIn, Instagram,  X, YouTube, TikTok and Facebook.

Cautionary Note Regarding Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are correspondingly not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the company makes use of the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, Adjusted gross margin, Adjusted gross profit, Adjusted net income, and Adjusted diluted EPS, which are not recognized terms under GAAP and are presented only as a supplement to the company’s GAAP financial statements. This press release also provides certain measures that exclude the impact of foreign exchange. We calculate foreign exchange by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. The company believes that these non-GAAP financial measures help to enhance an understanding of the company’s financial performance. However, the presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. Please refer to Table 4 and Table 5 of this press release for additional information, including relevant definitions and reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures.

In addition, the company’s full-year 2025 guidance measures (other than revenue) are provided on a non-GAAP basis because the company is unable to reasonably predict certain items contained in the GAAP measures. Such items include, but are not limited to, acquisition-related expenses, restructuring and related expenses, stock-based compensation, the ultimate outcome of legal proceedings, unusual gains and losses, the occurrence of matters creating GAAP tax impacts and other items not reflective of the company's ongoing operations.

The company’s management uses the non-GAAP financial measures described above to evaluate the company’s performance and to guide operational and financial decision making. Further, the company’s management believes that these non-GAAP financial measures, which exclude certain items, help to enhance its ability to meaningfully communicate its underlying business performance, financial condition and results of operations.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, this press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about management’s expectations about Organon’s full-year 2025 guidance estimates and predictions regarding other financial information and metrics, as well as expectations regarding Organon’s franchise and product performance and strategy expectations for future periods. Forward-looking statements may be identified by words such as “guidance,” “potential,” “should,” “will,” “continue,” “expects,” “believes,” “future,” “estimates,” “opportunity,” or words of similar meaning. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, expanded brand and class competition in the markets in which Organon operates; trade protection measures and import or export licensing requirements, including the direct and indirect impacts of tariffs (including any potential pharmaceutical sector tariffs), trade sanctions or similar restrictions by the United States or other governments; changes in U.S. and foreign federal, state and local governmental funding allocations including the timing and amounts allocated to Organon’s customers and business partners; economic factors over which Organon has no control, including changes in inflation, interest rates, recessionary pressures, and foreign currency exchange rates; uncertainties surrounding the Audit Committee investigation described in Organon’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 27, 2025 (the “Form 8-K”); the impact of litigation, regulatory investigations and inquiries, and other legal matters, including risks to Organon’s reputation and relationships with customers, wholesalers, suppliers, and other business partners; risks related to potential disruptions to Organon’s business as a result of the leadership changes announced in the Form 8-K, including the risk that appointing a new Chief Executive Officer may take longer than anticipated; Organon’s ability to remediate the material weaknesses in internal control over financial reporting and the related costs and management resources in connection therewith, as well as its ability to maintain effective controls over financial reporting and disclosure controls and procedures in the future; Organon’s ability to access the public securities and other capital and credit markets in accordance with its financial plans, the cost of such capital and overall condition of the capital and credit markets; actions that may be taken by credit rating agencies that could negatively affect either Organon’s access to or terms of financing or its financial condition and liquidity; Organon’s ability to meet its revenue and growth expectations and outlook; unfavorable publicity and media reports; the potential impact that actions by activist stockholders could have on the pursuit of our business strategies; the loss of key personnel or highly skilled employees; market volatility, downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness, changing political or geopolitical conditions, market contraction, boycotts, and sanctions, as well as Organon’s ability to successfully manage uncertainties related to the foregoing; difficulties with performance of third parties Organon relies on for its business growth; the failure of any supplier to provide substances, materials, or services as agreed, or otherwise meet their obligations to us; the increased cost of supply, manufacturing, packaging, and operations; difficulties developing and sustaining relationships with commercial counterparties; competition from generic products as Organon’s products lose patent protection; any failure by Organon to retain market exclusivity for Nexplanon® (etonogestrel implant) or to obtain an additional period of exclusivity in the United States for Nexplanon subsequent to the expiration of the rod patents in 2027; the continued impact of the September 2024 LOE for Atozet™ (ezetimibe and atorvastatin); the success of our efforts to adapt our business and sales strategies to address the changing market and regulatory landscape in order to achieve our business objectives and remain “competitive;” restructurings or other disruptions at the U.S. Food and Drug Administration (“FDA”), the SEC and other U.S. and comparable government agencies; difficulties and uncertainties inherent in the implementation of Organon’s acquisition strategy or failure to recognize the benefits of such acquisitions; pricing pressures globally, including rules and practices of managed care groups, judicial decisions and governmental laws and regulations related to or affecting Medicare, Medicaid and health care reform, pharmaceutical pricing and reimbursement, access to our products, international reference pricing, including Most-Favored-Nation drug pricing, and other pricing-related initiatives and policy efforts; the impact of higher selling and promotional costs; changes in government laws and regulations in the United States and other jurisdictions, including laws and regulations governing the research, development, approval, clearance, manufacturing, supply, distribution, and/or marketing of our products and related intellectual property, environmental regulations, and the enforcement thereof affecting Organon’s business; efficacy, safety or other quality concerns with respect to our marketed products, whether or not scientifically justified, leading to product recalls, withdrawals, labeling changes, or declining sales; delays or failures to demonstrate adequate efficacy and safety of Organon’s product candidates in pre-clinical and clinical trials, which may prevent or delay the development, approval, clearance, or commercialization of Organon’s product candidates; future actions of third parties, including significant changes in customer relationships or changes in the behavior and spending patterns of purchasers of health care products and services, including delaying medical procedures, rationing prescription medications, reducing the frequency of physician visits and forgoing health care insurance coverage; legal factors, including product liability claims, antitrust litigation and governmental investigations, including tax disputes, environmental claims and patent disputes with branded and generic competitors, any of which could preclude commercialization of products or negatively affect the profitability of existing products; lost market opportunity resulting from delays and uncertainties in clinical trials and the approval or clearance process of the FDA and other regulatory authorities; the failure by Organon or its third party collaborators and/or their suppliers to fulfill our or their regulatory or quality obligations, which could lead to a delay in regulatory approval or commercial marketing of Organon’s products; cyberattacks on, or other failures, accidents, or security breaches of, Organon’s or third-party providers’ information technology systems, which could disrupt Organon’s operations and those of third parties upon which it relies; increased focus on privacy issues in countries around the world, including the United States, the European Union, and China, and a more difficult legislative and regulatory landscape for privacy and data protection that continues to evolve with the potential to directly affect Organon’s business, including recently enacted laws in a majority of states in the United States requiring security breach notification; changes in tax laws including changes related to the taxation of foreign earnings; the impact of any future pandemic, epidemic, or similar public health threat on Organon’s business, operations and financial performance; loss of key employees or inability to identify and recruit new employees; changes in accounting pronouncements promulgated by standard-setting or regulatory bodies, including the Financial Accounting Standards Board and the SEC, that are adverse to Organon; and volatility of commodity prices, fuel, shipping rates that impact the costs and/or ability to supply Organon’s products.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s filings with the SEC, including the company’s most recent Annual Report on Form 10-K (as amended), Quarterly Reports on Form 10-Q (as amended), Current Reports on Form 8-K, and other SEC filings, available at the SEC’s Internet site (www.sec.gov).

TABLE 1

Organon & Co.

Condensed Consolidated Statement of Income

(Unaudited, $ in millions except shares in thousands and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$1,602	$1,582	$4,709	$4,811
Cost of sales	745	659	2,137	1,992
Gross Profit	857	923	2,572	2,819

Selling, general and administrative	415	422	1,288	1,290
Research and development	84	111	275	339
Acquired in-process research and development and milestones	—	51	6	81
Restructuring costs	—	—	88	23
Interest expense	128	126	383	388
Exchange losses	17	6	12	11
Other (income) expense, net	(30)	—	(53)	9
Income before income taxes	243	207	573	678
Income tax expense (benefit)	83	(152)	181	(77)
Net income	$160	$359	$392	$755

Earnings per share:
Basic	$0.61	$1.39	$1.51	$2.94
Diluted	$0.61	$1.38	$1.50	$2.92

Weighted average shares outstanding:
Basic	259,975	257,498	259,266	256,830
Diluted	260,653	259,757	260,611	258,908

TABLE 2

Organon & Co.

Sales by top products

(Unaudited, $ in millions)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2025			2024			2025			2024
($ in millions)	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Women’s Health
Nexplanon/Implanon NXT	$146	$77	$223	$172	$70	$243	$486	$225	$711	$497	$207	$704
Follistim AQ	24	40	64	26	37	63	89	117	206	59	113	171
NuvaRing	9	17	26	7	17	23	21	54	75	33	57	90
Ganirelix Acetate Injection	3	19	22	5	20	26	10	67	77	16	65	82
Marvelon/Mercilon	—	31	31	—	29	29	—	103	103	—	103	103
Jada	20	—	20	15	—	16	53	1	54	42	1	43
Other Women’s Health (1)	17	26	43	14	28	40	47	80	128	41	78	119
General Medicines
Biosimilars
Renflexis	51	19	70	56	16	72	141	49	190	167	43	210
Hadlima	47	16	63	29	11	40	116	44	159	71	27	98
Ontruzant	4	28	31	5	15	20	12	68	80	23	84	107
Brenzys	—	23	23	—	27	27	—	59	59	—	63	63
Other Biosimilars (1)	6	3	9	—	7	7	9	13	22	—	22	22
Cardiovascular
Atozet	—	95	95	—	125	125	—	257	257	—	396	396
Zetia	1	91	93	2	80	81	4	248	252	5	235	240
Cozaar/Hyzaar	2	53	55	2	57	59	6	160	166	7	179	186
Vytorin	1	25	25	1	25	26	3	72	75	4	78	82
Rosuzet	—	6	6	—	11	11	—	16	16	—	36	36
Other Cardiovascular (1)	1	33	33	—	27	29	1	97	98	2	97	99
Respiratory
Singulair	2	51	53	2	83	85	6	187	193	7	268	275
Nasonex	—	60	60	—	63	63	—	197	197	—	200	200
Dulera	24	10	34	38	10	48	89	28	118	120	31	151
Clarinex	1	25	25	1	26	27	1	92	93	2	97	100
Other Respiratory (1)	9	2	12	11	3	14	32	9	40	26	10	35
Non-Opioid Pain, Bone and Dermatology
Arcoxia	—	71	71	—	69	69	—	195	195	—	211	211
Fosamax	—	40	40	1	37	38	2	106	107	3	109	112
Diprospan	—	41	41	—	37	37	—	112	112	—	102	102
Vtama	31	3	34	—	—	—	80	9	89	—	—	—
Other Non-Opioid Pain, Bone and Dermatology (1)	4	75	80	5	69	74	11	217	229	15	212	227
Other
Propecia	2	31	33	2	27	28	4	86	90	5	74	79
Emgality/Rayvow	—	51	51	—	29	29	—	125	125	—	69	69
Proscar	—	27	27	—	23	23	1	73	73	1	72	73
Other (1)	—	86	88	3	80	84	6	245	253	12	229	241
Other (2)	1	21	21	1	26	26	2	66	67	(2)	87	85
Revenues	$406	$1,196	$1,602	$398	$1,184	$1,582	$1,232	$3,477	$4,709	$1,156	$3,655	$4,811

Totals may not foot due to rounding. Trademarks appearing above in italics are trademarks of, or are used under license by, the Organon group of companies.

(1) Includes sales of products not listed separately.

(2) Other includes manufacturing sales to third parties.

TABLE 3

Organon & Co.

Sales by geographic area

(Unaudited, $ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Europe and Canada	$417	$436	$1,212	$1,343
United States	406	398	1,232	1,156
Asia Pacific and Japan	251	260	752	806
China	219	212	627	634
Latin America, Middle East, Russia, and Africa	286	243	810	768
Other (1)	23	33	76	104
Revenues	$1,602	$1,582	$4,709	$4,811

(1) Other includes manufacturing sales to third parties.

TABLE 4

Organon & Co.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Metrics

(Unaudited, $ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Gross Profit	$857	$923	$2,572	$2,819
Adjusted for:
Spin-related costs (1)	—	—	—	6
Manufacturing network costs (2)	39	14	101	39
Stock-based compensation	4	4	12	13
Amortization	52	35	155	102
Acquisition-related costs (3)	12	—	31	—
Other	2	—	12	—
Adjusted Non-GAAP Gross Profit	$966	$976	$2,883	$2,979

(1) Spin-related costs include costs from the separation of Merck & Co., Inc., Rahway, NJ, US. For additional details refer to Table 5.

(2) Manufacturing network related costs include costs from exiting manufacturing and supply agreements with Merck & Co., Inc., Rahway NJ, US. For additional details refer to Table 5.

(3) Acquisition-related costs relate to costs from the acquisition of Dermavant. For additional details refer to Table 5.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Gross Margin	53.5%	58.3%	54.6%	58.6%
Total impact of Non-GAAP adjustments	6.8%	3.4%	6.6%	3.3%
Adjusted Non-GAAP Gross Margin	60.3%	61.7%	61.2%	61.9%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Selling, general and administrative expenses	$415	$422	$1,288	$1,290
Adjusted for:
Spin-related costs (1)	—	(10)	—	(79)
Stock-based compensation	(16)	(17)	(46)	(53)
Restructuring related charges	—	—	(10)	—
Other	(5)	(4)	(34)	(4)
Adjusted Non-GAAP Selling, general and administrative expenses	$394	$391	$1,198	$1,154

(1) Spin-related costs include costs from the separation of Merck & Co., Inc., Rahway, NJ, US. For additional details refer to Table 5.

TABLE 4

Organon & Co.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Metrics (Continued)

(Unaudited, $ in millions except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Research and development expenses	$84	$111	$275	$339
Adjusted for:
Spin-related costs (1)	—	(2)	—	(5)
Manufacturing network costs (2)	(2)	—	(8)	—
Stock-based compensation	(4)	(4)	(12)	(13)
Other	(2)	—	(3)	—
Adjusted Non-GAAP Research and development expenses	$76	$105	$252	$321

(1) Spin-related costs include costs from the separation of Merck & Co., Inc., Rahway, NJ, US. For additional details refer to Table 5.

(2) Manufacturing network related costs include costs from exiting manufacturing and supply agreements with Merck & Co., Inc., Rahway NJ, US. For additional details refer to Table 5.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Reported Net Income	$160	$359	$392	$755
Adjusted for:
Cost of sales adjustments	109	53	311	160
Selling, general and administrative adjustments	21	31	90	136
Research and development adjustments	8	6	23	18
Restructuring	—	—	88	23
Change in fair value of contingent consideration	(32)	—	(9)	—
Other expense (gain), net	4	4	(37)	14
Tax impact on adjustments above(1)	(7)	(227)	(69)	(276)
Non-GAAP Adjusted Net Income	$263	$226	$789	$830

(1) For the three months ended September 30, 2025 and 2024, the GAAP income tax rates were 34.0% and (73.7)%, respectively, and the non-GAAP income tax rates were 25.3% and 24.7%, respectively. For the nine months ended September 30, 2025 and 2024, the GAAP income tax rates were 31.6% and (11.3)%, respectively, and the non-GAAP income tax rates were 24.0% and 19.3%, respectively. These adjustments represent the estimated tax impacts on the reconciling items by applying the statutory rate and applicable law of the originating territory of the non-GAAP adjustments.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Diluted Earnings per Share	$0.61	$1.38	$1.50	$2.92
Total impact of Non-GAAP adjustments	0.40	(0.51)	1.53	0.29
Non-GAAP Adjusted Diluted Earnings per Share	$1.01	$0.87	$3.03	$3.21

TABLE 5

Organon & Co.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(Unaudited, $ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Reported Net Income	$160	$359	$392	$755
Depreciation (1)	37	32	102	93
Amortization	52	35	155	102
Interest expense	128	126	383	388
Income tax expense (benefit)	83	(152)	181	(77)
EBITDA (Non-GAAP)	$460	$400	$1,213	$1,261
Restructuring and related charges	—	—	98	23
Spin-related costs (2)	—	16	—	104
Manufacturing network related (3)	46	14	118	39
Acquisition-related costs (4)	12	—	31	—
Change in contingent consideration	(32)	—	(9)	—
Other costs (5)	8	4	3	4
Stock-based compensation	24	25	70	79
Adjusted EBITDA (Non-GAAP)	$518	$459	$1,524	$1,510
Adjusted EBITDA margin (Non-GAAP)	32.3%	29.0%	32.4%	31.4%

(1) Excludes accelerated depreciation included in one-time costs.

(2) Spin-related costs reflect certain costs incurred in connection with activities taken to separate Organon from Merck & Co., Inc., Rahway, NJ, US. These costs include, but are not limited to, $7 million and $47 million for the three and nine months ended September 30, 2024, respectively, for information technology infrastructure, primarily related to the implementation of a stand-alone enterprise resource planning system and redundant software licensing costs, as well as $20 million for the  nine months ended September 30, 2024, associated with temporary transition service agreements with Merck & Co., Inc., Rahway, NJ, US.

(3) Manufacturing network related costs, including exiting of temporary manufacturing and supply agreements with Merck & Co., Inc., Rahway, NJ, US, reflect accelerated depreciation, exit premiums, technology transfer costs, stability and qualification batch costs, and third-party contractor costs.

(4) Acquisition related costs for the three and nine months ended September 30, 2025, reflect the amortization pertaining to the fair value inventory purchase accounting adjustment for the Dermavant transaction.

(5) Other costs for the nine months ended September 30, 2025 include $46 million pre-tax gain related to the repurchase and cancellation of approximately $242 million of the 2031 Notes and the repayment and termination of the funding agreement with NovaQuest Co-Investment Fund VIII, L.P. and legal settlement reserves.

As the costs described in (1) through (5) above are directly related to the separation of Organon and acquisition related activities and therefore arise from a one-time event outside of the ordinary course of the company’s operations, the adjustment of these items provides meaningful, supplemental, information that the company believes will enhance an investor's understanding of the company's ongoing operating performance.